UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2004

CoSine Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30715	94-3280301

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Bridge Parkway, Redwood City, California	94065

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (650) 637-4777

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.02 Termination of a Material Definitive Agreement.

On October 22, 2004, CoSine Communications, Inc. (the “Company”) signed an agreement for early termination of its lease for the Company’s headquarters facility in Redwood City, California. Pursuant to the agreement, the lease will be terminated on December 31, 2004, as compared to the prior termination date of December 31, 2011, resulting in a $16,576,358.40 reduction in rental obligations. The Company has paid an early termination fee of $4,130,464.40, which includes prepaid rent through December 31, 2004 and compensation for costs to restore the premises. In addition, the Company has waived its rights to recover a lease deposit of $420,940.80 and has tendered certain furniture and office equipment with an estimated value of less than $50,000.

The Company will take a charge in the quarter ending December 31, 2004 for this early termination of its lease.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
10.1	Amendment No. 4 to Lease, executed on October 22, 2004
10.2	Bill of Sale, executed on October 22, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 26, 2004	COSINE COMMUNICATIONS, INC.
	By:	/s/ Terry Gibson
Terry Gibson
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1	Amendment No. 4 to Lease, executed on October 22, 2004
10.2	Bill of Sale, executed on October 22, 2004